     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1999

                                                      REGISTRATION NO. 333-76029
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                YOUBET.COM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                 95-4627253
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)       Number)

                       1950 SAWTELLE BOULEVARD, SUITE 180
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 444-3300

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                 ROBERT M. FELL
                            CHIEF EXECUTIVE OFFICER
                         1950 SAWTELLE BLVD., SUITE 180
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 444-3300
      (Name, address, including zip code, and telephone number, including area code, of agent of service)
                            ------------------------

                                   COPIES TO:

         GARY N. JACOBS, ESQ.                    JONATHAN K. LAYNE, ESQ.
  CHRISTENSEN, MILLER, FINK, JACOBS,           GIBSON, DUNN & CRUTCHER LLP
     GLASER, WEIL & SHAPIRO, LLP                  333 SOUTH GRAND AVENUE
 2121 AVENUE OF THE STARS, 18TH FLOOR         LOS ANGELES, CALIFORNIA 90071
    LOS ANGELES, CALIFORNIA 90067                     (213) 229-7000
            (310) 553-3000

                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC AS SOON AS
        PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities At of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE



    This Amendment No. 3 to the Registration Statement on Form S-3 is being filed solely to file as an exhibit to the Registration Statement the opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP and the consent of such firm.

                                    PART II

                     Information Not Required in Prospectus

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission filing Fee...................  $  16,826
National Association of Securities Dealers, Inc. filing fee.....  $   6,298
Printing and engraving fees and expenses........................  $ 200,000
Legal fees and expenses.........................................  $ 750,000
Accounting fees and expenses....................................  $ 175,000
Other...........................................................  $  50,000
                                                                  ---------
    Total.......................................................  $1,198,124
                                                                  ---------
                                                                  ---------

    The Company will bear all the foregoing expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.
Article   of the Registrant's Bylaws requires indemnification of the
Registrant's officers and directors to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries.

ITEM 16. EXHIBITS

  2.1  Acquisition Agreement between PC Totes, Inc. and Embassy Acquisition, Inc.
         dated as of December 6, 1995 (Incorporated herein by reference to Youbet.com's Form 10-K for the year ended December 31, 1995.)
  2.2  Form of Underwriting Agreement
  3.1 Restated Certificate of Incorporation (Incorporated herein by reference to Youbet.com's Form 10-K for the year ended December 31, 1995.)
  3.2  By-Laws of Youbet.com (Incorporated herein by reference to Youbet.com's
         Form 10-K for the year ended December 31, 1995.)
  3.3  Certificate of Designation for Series A Convertible Preferred dated June
         18, 1998 (Incorporated herein by reference to Youbet.com's Form 10-KSB for the year ended December 31, 1998.)
 *5.1  Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP
 10.1  1995 Stock Option Plan (Incorporated herein by reference to Youbet.com's
         Form 10-K for the year ended December 31, 1996.)
 10.2 1995 Stock Option Plan for Non-Employee Directors (Incorporated herein by reference to Youbet.com's Form 10-K for the year ended December 31, 1996.)
 10.3 Stock Purchase Agreement dated June 29, 1998 (Incorporated herein by reference to Youbet.com's Form 8-K for the year ended June 29, 1998.)
 10.4 Securities Purchase Agreement dated June 29, 1998 (Incorporated herein by reference to Youbet.com's Form 8-K dated June 29, 1998.)
 10.5 Stockholders Agreement dated June 29, 1998 (Incorporated herein by reference to Youbet.com's Form 8-K dated June 29, 1998.)

 10.6  Registration Rights Agreement dated June 29, 1998 (Incorporated herein by reference to Youbet.com's Form 8-K dated June 29, 1998.)
 10.7  Warrant to Purchase Common Stock dated June 29, 1998 (Incorporated herein by reference to Youbet.com's Form 8-K dated June 29, 1998.)
 10.8  Employment Agreement between Youbet.com and David M. Marshall dated June
         29, 1998 (Incorporated herein by reference to Youbet.com's Form 8-K dated June 29, 1998.)
 10.9  Employment Agreement between Youbet.com and Russell M. Fine dated June 29,
         1998 (Incorporated herein by reference to Youbet.com's Form 8-K dated
         June 29, 1998.)
 10.10 1998 Stock Option Plan (Incorporated herein by reference to Youbet.com's
         Form 10-KSB for the year ended December 31, 1998.)
 10.11 Services Agreement between Youbet.com and David Marshall, Inc. dated
         January 1, 1999 (Incorporated herein by reference to Youbet.com's Form
         10-KSB for the year ended December 31, 1998.)
 10.12 Services Agreement between Youbet.com and Fell & Company, Inc. dated June
         29, 1998, amended and restated as of March 1, 1999 (Incorporated herein by reference to Youbet.com's Form 10-KSB for the year ended December 31,
         1998.)
 10.13 Employment Agreement between Youbet.com and Ronald W. Luniewski dated May
         1, 1998, superceded by an Employment Agreement dated March 1, 1999
         (Incorporated herein by reference to Youbet.com's Form 10-KSB for the year ended December 31, 1998.)
 10.14 Employment Agreement between Youbet.com and Phillip C. Hermann dated May
         1, 1998, superceded by an Employment Agreement dated March 1, 1999
         (Incorporated herein by reference to Youbet.com's Form 10-KSB for the year ended December 31, 1998.)
 10.15 Telecommunications Facilitation System Agreement between Youbet.com and
         Mountain Laurel Racing, Inc. and Washington Trotting Association, Inc.
         dated June 23, 1997 (Incorporated herein by reference to Youbet.com's
         Form 10-KSB for the year ended December 31, 1998.)
**10.16 License Agreement between Youbet.com and Equibase Company dated March 25,
         1996
**10.17 Marketing and Distribution Agreement between Youbet.com and Thoroughbred
         Sports Network, Inc. dated September 26, 1997
**10.18 Agreement between Youbet.com and the United States Trotting Association
         dated March 18, 1998
 10.19 Agreement between Youbet.com and Netixs Communications dated March 3, 1999
         (Incorporated herein by reference to Youbet.com's Form 10-KSB for the year ended December 31, 1998.)
 10.20 Form of Note Purchase Agreement dated April 5, 1999 relating to the 11%
         Senior Convertible Discount Notes. (Incorporated herein by reference to
         Youbet.com's Form 10-KSB for the year ended December 31, 1998)
 10.21 Form of 11% Senior Convertible Discount Note. (Incorporated herein by reference to Youbet.com's Form 10-KSB for the year ended December 31,
         1998)
*23.1  Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP
         (included in Exhibit 5.1)
 23.2  Consent of BDO Seidman, LLP
 23.3  Consent of Weinbaum & Yalamanchi
 27    Financial Data Schedule

---------


*   Filed herewith.


** Portions of these documents containing confidential information have been redacted in accordance with the rules of the Securities and Exchange Commission.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriter during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 14, 1999.


                                YOUBET.COM, INC.

                                By:              /s/ ROBERT M. FELL
                                     -----------------------------------------
                                                   Robert M. Fell
                                              CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board of
      /s/ ROBERT M. FELL          Directors and Chief
------------------------------    Executive Officer;           June 14, 1999
        Robert M. Fell            Director

    *        /s/ DAVID M.
           MARSHALL             Vice Chairman of the Board
------------------------------    of Directors and             June 14, 1999
      David M. Marshall           President

   *         /s/ RUSSELL M.
             FINE               Executive Vice President
------------------------------    Chief Technology Officer     June 14, 1999
       Russell M. Fine            and Director

    /s/ PHILLIP C. HERMANN      Executive Vice President
------------------------------    and Chief Financial          June 14, 1999
      Phillip C. Hermann          Officer

   *         /s/ CAESAR P.
            KIMMEL
------------------------------  Director                       June 14, 1999
       Caesar P. Kimmel

     *        /s/ ALAN W.
          LANDSBURG
------------------------------  Director                       June 14, 1999
      Alan W. Landsburg

     *           /s/ JESS
           RIFKIND
------------------------------  Director                       June 14, 1999
         Jess Rifkind

   *        /s/ WILLIAM H.
            ROEDY
------------------------------  Director                       June 14, 1999
       William H. Roedy


*                 By           /s/ PHILLIP C. HERMANN
                      ----------------------------------------
                                 Phillip C. Hermann
                                  ATTORNEY-IN-FACT